FRANKLIN ELECTRIC CO., INC.

NONEMPLOYEE DIRECTORS’ DEFERRED COMPENSATION PLAN

(As Amended and Restated April 28, 2006)

FRANKLIN ELECTRIC CO., INC.

NONEMPLOYEE DIRECTORS’ DEFERRED COMPENSATION PLAN

Article I -  Introduction

Franklin Electric Co., Inc., an Indiana corporation (the “Company”), maintains the Nonemployee Directors’ Deferred Compensation Plan (the “Plan”) for members of its Board of Directors (the “Board”) who are not employees of the Company or an affiliate of the Company (the “Nonemployee Directors”). The Plan was initially effective as of February 11, 2000 and is hereby amended and restated as of April 28, 2006.

Article II -  Shares Subject to the Plan

2.1  Number of Shares. Subject to adjustment as provided in Section 2.2 herein, the total number of shares of common stock of the Company (“Common Stock”) available for issuance under the Plan shall be 25,000 shares. Such shares of Common Stock may be either authorized but unissued, reacquired or a combination thereof.

2.2  Adjustment. Any increase in the number of outstanding shares of Common Stock occurring through stock splits or stock dividends after the adoption of the Plan shall be reflected proportionately in an increase in the aggregate number of shares of Common Stock then available for issuance under the Plan. Any fractional shares of Common Stock resulting from such adjustments shall be eliminated. If changes in capitalization other than those considered above shall occur, the Board shall make such adjustment in the number and class of shares of Common Stock which may thereafter be issued, as the Board in its discretion may consider appropriate, and all such adjustments shall be conclusive upon all persons.

Article III -  Director Compensation

3.1  Director Compensation. The Plan permits each Nonemployee Director to make an election for each calendar year to defer all of (a) the retainer payable to the Nonemployee Director for his or her services as a member of the Board for the fiscal year that begins in such calendar year; (b) the fees paid to the Nonemployee Director for each Board and Committee meeting attended during such calendar year; (c) the fees paid to each Nonemployee Director, if any, for services during such calendar year as Chairman of a Board Committee; and (d) the Stock Award granted to the Nonemployee Director during each such calendar year under the Franklin Electric Co., Inc. Stock Plan (the “Stock Plan”) (collectively, the “Director Compensation”). The components of Director Compensation described in Subsections (a) - (c) shall be referred to herein as the “Cash Portion” and the component of Director Compensation described in Subsection (d) shall be referred to herein as the “Stock Portion”.

3.2  Participation. Each Nonemployee Director shall become a participant under the Plan (a “Participant”) by filing the written Election Form described in Article IV below with the Plan Administrator with respect to the deferral of the entire amount of Director Compensation payable to him or her during a calendar year.

Article IV -  Deferral Elections

4.1  Initial Election.

(a)  Each Nonemployee Director may elect, on an Election Form provided by the Plan Administrator, to defer receipt of his or her entire Director Compensation payable during a calendar year until the date on which his or her service on the Board terminates for any reason. In such case, the value of such Director Compensation will be credited to the Participant Account established for him or her under the Plan pursuant to the provisions of Section 5.1 below.

(b)  If a Nonemployee Director does not make an election pursuant to Subsection 4.1(a) above to defer Director Compensation payable during a calendar year, the Nonemployee Director shall receive (i) with respect to the retainer described in Subsection 3.1(a), at his or her option, either (A) a cash payment equal to such amount, or (B) a distribution of a number of full shares of Common Stock equal to the cash value of such amount divided by the Fair Market Value (as defined in Section 9.2) of a share of Common Stock on the date on which such amount is payable, and cash for any fractional shares; (ii) with respect to the fees described in Subsections 3.1(b) and (c), a cash payment equal to such amount; and (iii) with respect to the Stock Portion, the Stock Award that would otherwise be granted under the Stock Plan, in accordance with the terms of the Stock Plan. Any distribution of cash or Common Stock shall be made as soon as practicable after the date on which such Director Compensation is payable. Any distribution of Common Stock shall be evidenced by a certificate representing the applicable number of shares of Common Stock, registered in the name of the Nonemployee Director, and issued to the Nonemployee Director, provided that the Company may instead reflect the issuance of shares of Common Stock on a non-certificated basis, with the ownership of such shares by the Nonemployee Director evidenced solely by book entry in the records of the Company’s transfer agent.

4.2  Timing of Election.

(a)  An Election Form effective for a calendar year shall be delivered to the Plan Administrator prior to the first day of such calendar year. An Election Form shall remain in effect for subsequent calendar years until a written notice to revise the Election Form is delivered to the Plan Administrator on or before the first day of the calendar year in which the revision is to become effective. Except as provided in Subsection 4.2(b) below, an initial Election Form or a revised Election Form shall apply only to Director Compensation otherwise payable to a Nonemployee Director after the end of the calendar year in which such initial or revised Election Form is delivered to the Plan Administrator. Any Election Form delivered by a Nonemployee Director shall be irrevocable with respect to any Director Compensation covered by the elections set forth therein. If an Election Form is not in effect for a Nonemployee Director for a calendar year, he or she shall be deemed to have elected to receive the Cash Portion of his or her Director Compensation in cash as specified in Subsection 4.1(b)(i)(A).

(b)  Notwithstanding the provisions of Subsection 4.2(a), an election made by a Nonemployee Director in the calendar year in which he or she first becomes a Nonemployee Director may be made pursuant to an Election Form delivered to the Plan Administrator within thirty days after the date on which he or she initially becomes a Nonemployee Director, and such Election Form shall be effective with respect to Director Compensation earned from and after the date such Election Form is delivered to the Plan Administrator.

Article V -  Participant Accounts

5.1  Credits to Account.

(a)  A Participant’s Director Compensation deferred pursuant to Section 4.1 shall be credited to the Participant’s Account as of the date on which such payment would have been made (a “Payment Date”).

(b)  The Participant shall have indicated on the Election Form to have the Cash Portion of the deferred Director Compensation credited to his or her Account invested in one of the following ways:

(i)  Such dollar amount shall be held in the Cash Subaccount of the Participant’s Account and credited with interest as of the end of each calendar month at the rate in effect for such month as published by Wells Fargo for its Stable Return Fund, or a similar interest rate as determined by the Plan Administrator; or

(ii)  Such dollar amount shall be held in the Stock Subaccount of the Participant’s Account and converted into a number of phantom shares of Common Stock (“Stock Units”), determined by dividing such dollar amount by the Fair Market Value of a share of Common Stock on the Payment Date. The number of Stock Units for full shares of Common Stock shall be credited to the Stock Subaccount. Any cash remaining after such conversion, together with other subsequent credits of the Cash Portion of deferred Director Compensation, shall be converted into Stock Units on the next applicable Payment Date.

(c)  The Stock Portion of the deferred Director Compensation shall be held in the Stock Subaccount of the Participant’s Account and converted as of the applicable Payment Date into a number of Stock Units equal to the number of shares of Common Stock subject to the Stock Award. Any subsequent credits of the Stock Portion of deferred Director Compensation shall be converted into Stock Units on the next applicable Payment Date.

(d)  Additional credits shall be made to the Stock Subaccount of a Participant’s Account in amounts equal to the cash dividends (or the fair market value of dividends paid in property other than Common Stock) that the Participant would have received had he or she been the owner on each record date of a number of shares of Common Stock equal to the number of Stock Units in his or her Stock Subaccount on such date. In the case of a dividend in Common Stock or a Common Stock split, additional credits will be made to the Stock Subaccount of a Participant’s Account of a number of Stock Units equal to the number of full shares of Common Stock that the Participant would have received had he or she been the owner on each record date of a number of shares of Common Stock equal to the number of Stock Units in his or her Stock Subaccount on such date. All dividends will be converted into Stock Units as described above on the applicable dividend payment date.

5.2  Transfer Between Subaccounts.

(a)  Except as provided in Subsection (b) below, amounts credited to a Participant’s Cash Subaccount and/or Stock Subaccount pursuant to Section 5.1 shall remain in such Subaccount until distributions occur as described in Article VI, and no Participant shall be permitted to transfer any amounts between such Subaccounts.

(b)  Notwithstanding Subsection (a), a Participant may elect to transfer all or a portion of his or her Stock Subaccount to the Cash Subaccount. Such election may be made once the Stock Portion has been held in the Stock Subaccount for three full years, and in accordance with procedures established by the Plan Administrator. In such case, the Stock Subaccount will be reduced by the number of Stock Units to be transferred and the Cash Subaccount will be credited with an amount equal to the number of Stock Units transferred multiplied by the Fair Market Value of a share of Common Stock on the date of the transfer.

5.3  Accounts Maintained Until Payment. Each Participant Account shall be maintained on the books of the Company until full payment of the balance thereof has been made to the applicable Participant (or the beneficiaries of a deceased Participant). No funds shall be set aside or earmarked for any Participant Account, which shall be purely a bookkeeping device.

Article VI -  Distribution of Accounts

6.1  Distribution on Termination of Service. The entire balance of a Participant’s Account shall be paid to him or her (or to his or her beneficiaries in the event of his or her death) in a single lump sum as of the January 31 next following the date the Participant’s service on the Board terminates for any reason.

6.2  Form of Distribution.

(a)  (i)The balance of the Stock Subaccount of the Participant’s Account shall be distributed in shares of Common Stock or in cash as designated by the Participant (or his or her beneficiaries in the event of his or her death) by written notice delivered to the Plan Administrator prior to the applicable January 31 distribution date. If a timely designation is not received by the Plan Administrator, distribution shall be made in cash or in Common Stock as the Company shall decide.

(ii)  The balance of the Cash Subaccount of the Participant’s Account shall be distributed in cash.

(b)  In the event of a distribution in Common Stock, a certificate representing a number of shares of Common Stock equal to the number of Stock Units in the Participant’s Account, registered in the name of the Participant (or his or her beneficiaries), and any remaining cash in the Stock Subaccount shall be distributed to the Participant (or his or her beneficiaries). Notwithstanding the foregoing, the Company, in lieu of issuing a stock certificate, may reflect the issuance of shares of Common Stock on a non-certificated basis, with the ownership of such shares by the Participant (or his or her beneficiaries) evidenced solely by book entry in the records of the Company’s transfer agent.

(c)  In the event of a cash distribution, the Participant (or his or her beneficiaries) shall receive an amount in cash equal to the aggregate of (i) the number of Stock Units in the Stock Subaccount multiplied by the Fair Market Value of a share of Common Stock on the applicable January 31, (ii) any cash in the Stock Subaccount, and (iii) any cash in the Cash Subaccount, including interest credited for the month of January.

6.3  Distribution Upon Death. If a Participant’s service on the Board terminates by reason of his or her death, or if he or she dies after becoming entitled to distribution hereunder, but prior to receipt of his or her entire distribution, all cash or Common Stock then distributable hereunder with respect to him or her shall be distributed to such beneficiary or beneficiaries as such Participant shall have designated by an instrument in writing last filed with the Committee prior to his or her death, or in the absence of such designation or of any living beneficiary, to his or her spouse, or if not then living, to his or her then living descendants, per stirpes, or if none is then living, to the personal representative of his or her estate, in the same manner as would have been distributed to the Participant had he or she continued to live.

6.4  Unforeseeable Emergency. In the discretion of the Plan Administrator, and at the written request of a Participant, up to 100% of the balance in his or her Account, determined as of the last day of the calendar month prior to the date of distribution, may be distributed to the Participant in a lump sum in the case of an Unforeseeable Emergency, subject to the limitations set forth below. For purposes of this Section 6.4, an Unforeseeable Emergency is a severe financial hardship of the Participant resulting from a sudden and unexpected illness or accident of the Participant or of a spouse or dependent (as defined in Section 152(a) of the Internal Revenue Code of 1986, as amended (the “Code”)) of the Participant, loss of the Participant’s property due to casualty or other similar, extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. The circumstances constituting an Unforeseeable Emergency will depend upon the facts of each case, as determined by the Plan Administrator in its discretion, but in any case payment may not be made to the extent that such hardship is or may be relieved:

(a)  through reimbursement or compensation by insurance or otherwise;

(b)  by liquidation of the Participant’s assets to the extent the liquidation of such assets would not itself cause severe financial hardship; or

(c)  by cessation of deferrals under the Plan.

Distribution of amounts because of an Unforeseeable Emergency shall be permitted only to the extent reasonably needed to satisfy the Unforeseeable Emergency (which may include amounts necessary to pay any Federal, state or local taxes or penalties reasonably anticipated to result from the distribution).

6.5  Distribution Limitation for Key Employees. Notwithstanding the foregoing, if at the time of a Participant’s termination of service on the Board he or she is employed by the Company or any affiliate thereof, and is considered to be a Key Employee as defined in Code Section 409A, distribution of his or her Account shall not be made earlier than six months following the Participant’s termination of service on the Board, to the extent required by Code Section 409A.

Article VII -  Administration of the Plan

7.1  Plan Administration. The Corporate Governance Committee of the Board of Directors of the Company shall act as the Plan Administrator. The Plan Administrator shall be responsible for the general operation and administration of the Plan, and shall have such powers as are necessary to discharge its duties under the Plan, including, without limitation, the following:

(a)  To construe and interpret the Plan, to decide all questions of eligibility, to determine the amount, manner and time of payment of any benefits hereunder, to prescribe rules and procedures to be followed by Participants and their beneficiaries under the Plan, and to otherwise carry out the purposes of the Plan.

(b)  To appoint or employ individuals to assist in the administration of the Plan and any other agents deemed advisable. The decisions of the Plan Administrator shall be binding and conclusive upon all Participants, beneficiaries and other persons.

7.2  Claims for Benefits. Any Participant claiming a benefit, requesting an interpretation or ruling, or requesting information, under the Plan, shall present the request in writing to the Plan Administrator, which shall respond in writing as soon as practicable. If the claim or request is denied, the written notice of denial shall state the following:

(a)  the reasons for denial, with specific reference to the Plan provisions upon which the denial is based;

(b)  a description of any additional material or information required and an explanation of why it is necessary; and

(c)  an explanation of the Plan’s review procedure.

The initial notice of denial shall normally be given within 90 days after receipt of the claim. If special circumstances require an extension of time, the claimant shall be so notified and the time limit shall be 180 days. Any person whose claim or request is denied, or who has not received a response within 30 days, may request review by notice in writing to the Plan Administrator. The original decision shall be reviewed, by the Plan Administrator, which may, but shall not be required to, grant the claimant a hearing. On review, whether or not there is a hearing, the claimant may have representation, examine pertinent documents and submit issues and comments in writing. The decision on review shall ordinarily be made within 60 days. If an extension of time is required for a hearing or other special circumstances, the claimant shall be so notified and the time limit shall be extended to 120 days. The decision on review shall be in writing and shall state the reasons and the relevant Plan provisions. All decisions on review shall be final and bind all parties concerned.

Article VIII -  Amendment or Termination

8.1  Authority. The Company intends the Plan to be permanent but reserves the right to amend or terminate the Plan when, in the sole opinion of the Company, such amendment or termination is advisable. Any such amendment or termination shall be made pursuant to a resolution of the Board without further action on the part of the Company’s stockholders to the extent permitted by law, regulation or stock exchange requirements, and shall be effective as of the date of such resolution or such later date as the resolution may expressly state.

8.2  Limits. No amendment or termination of the Plan shall (a) directly or indirectly deprive any current or former Participant or his or her beneficiaries of all or any portion of his or her Account as determined as of the effective date of such amendment or termination, or (b) directly or indirectly reduce the balance of any Account held hereunder as of the effective date of such amendment or termination. Upon termination of the Plan, distribution of balances in all Accounts shall continue to be made to Participants or their beneficiaries in the manner and at the time described in Article VI. No additional deferred Director Compensation shall be credited to the Accounts of Participants after termination of the Plan, but the Company shall continue to credit earnings, gains and losses to Accounts pursuant to Article VI until the balances of such Accounts have been fully distributed to Participants or their beneficiaries.

8.3  Stockholder Approval. No such amendment, modification or termination of the Plan may occur without the approval of the stockholders of the Company, if stockholder approval for such amendment, modification or termination is required by the federal securities laws, any national securities exchange or system on which the Shares are then listed or reported, or a regulatory body having jurisdiction with respect thereto.

Article IX -  General Provisions

9.1  Plan Unfunded. The Plan at all times shall be entirely unfunded and no provision shall at any time be made with respect to segregating any assets of the Company for payment of any benefits hereunder. The right of a Participant or his or her beneficiary to receive a benefit hereunder shall be an unsecured claim against the general assets of the Company, and neither the Participant nor a beneficiary shall have any rights in or against any specific assets of the Company. All amounts credited to Accounts shall constitute general assets of the Company.

9.2  Fair Market Value. For all purposes of the Plan, the Fair Market Value of a share of Common Stock as of a given date shall be the closing sale price of a share of Common Stock on the principal securities exchange on which the shares of Common Stock are publicly traded, or if there is no such sale on the relevant date, then on the last previous day on which a sale was reported.

9.3  No Guaranty of Assets. Nothing contained in the Plan shall constitute a guaranty by the Company, the Corporate Governance Committee, the Plan Administrator, or any other person or entity, that the assets of the Company will be sufficient to pay any benefit hereunder. No Participant or beneficiary shall have any right to receive a distribution under the Plan except in accordance with the terms of the Plan.

9.4  No Guaranty of Service. Establishment of the Plan shall not be construed to give any Nonemployee Director the right to be retained as a member of the Board.

9.5  No Assignment. No interest of any person or entity in, or right to receive a distribution under, the Plan, shall be subject in any manner to sale, transfer, assignment, pledge, attachment, garnishment, or other alienation or encumbrance of any kind; nor may such interest or right to receive a distribution be taken, either voluntarily or involuntarily, for the satisfaction of the debts of, or other obligations or claims against, such person or entity, including claims for alimony, support, separate maintenance and claims in bankruptcy proceedings.

9.6  Governing Law. The Plan shall be construed and administered under the laws of the State of Indiana, except to the extent preempted by federal law.

9.7  Incapacity of Participant. If any person entitled to a payment under the Plan is deemed by the Company to be incapable of personally receiving and giving a valid receipt for such payment, then, unless and until claim therefor shall have been made by a duly appointed guardian or other legal representative of such person, the Company may provide for such payment or any part thereof to be made to any other person or institution that is contributing toward or providing for the care and maintenance of such person. Any such payment shall be a payment for the account of such person and a complete discharge of any liability of the Company, the Committee, the Plan Administrator and the Plan therefor.

9.8  Succession. The Plan shall be continued, following a transfer or sale of assets of the Company, or following the merger or consolidation of the Company into or with any other corporation or entity, by the transferee, purchaser or successor entity, unless the Plan has been terminated by the Company pursuant to the provisions of Article VIII prior to the effective date of such transaction.

9.9  Location of Participants. Each Participant or beneficiary shall keep the Plan Administrator informed of his or her current address. The Plan Administrator shall not be obligated to search for the whereabouts of any person. If the location of a Participant is not made known to the Plan Administrator within three years after the date on which payment of the Participant’s benefits under the Plan be made, payment may be made as though the Participant had died at the end of the three-year period. If, within one additional year after such three-year period has elapsed, or, within three years after the actual death of a Participant, the Plan Administrator is unable to locate any beneficiary of the Participant, then the Company shall have no further obligation to pay any benefit hereunder to such Participant, or beneficiary or any other person and such benefit shall be forfeited. If such Participant, or his or her beneficiary or any other person, subsequently makes a valid claim for distribution of the amount forfeited, such amount, without gains or earnings thereon, shall be distributed to such Participant or his or her beneficiary or such other person pursuant to Article VI.

9.10  No Liability. Notwithstanding any of the preceding provisions of the Plan, none of the Company, any member of the Board, any Plan Administrator or any individual acting as an employee or agent of the Company, the Board, or the Plan Administrator, shall be liable to any Participant, former Participant, or any beneficiary or other person for any claim, loss, liability or expense incurred by such Participant, or beneficiary or other person in connection with the Plan.

9.11  Savings Clause. Notwithstanding anything to the contrary contained in the Plan, if (a) the Internal Revenue Service prevails in a claim by it that amounts credited to a Participant’s Account, and/or earnings thereon, constitute taxable income to the Participant or his or her beneficiary for any taxable year of his, prior to the taxable year in which such credits and/or earnings are distributed to him or (b) legal counsel satisfactory to the Company, and the applicable Participant or his or her beneficiary, renders an opinion that the Internal Revenue Service would likely prevail in such a claim, the balance of such Participant’s Account shall be immediately distributed to the Participant or his or her beneficiary. For purposes of this paragraph, the Internal Revenue Service shall be deemed to have prevailed in a claim if such claim is upheld by a court of final jurisdiction, or if the Company, or a Participant or beneficiary, based upon an opinion of legal counsel satisfactory to the Company and the Participant or his or her beneficiary, fails to appeal a decision of the Internal Revenue Service, or a court of applicable jurisdiction, with respect to such claim, to an appropriate Internal Revenue Service appeals authority or to a court of higher jurisdiction, within the appropriate time period.

9.12  Notices. Any notice under the Plan shall be in writing, or by electronic means, and shall be received when actually delivered, or mailed postage paid as first class U.S. Mail. Notices shall be directed to the Company at its principal business office at 400 East Spring Street, Bluffton, Indiana 46714, to a Participant at the address stated in his or her Election Form, and to a beneficiary entitled to benefits at the address stated in the Participant’s beneficiary designation, or to such other addresses any party may specify by notice to the other parties.